     As filed with the Securities and Exchange Commission June 27, 1996
                                                                   File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                               RYERSON TULL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                 36-3431962
   (STATE OR OTHER JURISDICTION          (I.R.S. EMPLOYER IDENTIFICATION NO.)
   OF INCORPORATION OR ORGANIZATION)

   2621 WEST 15TH PLACE                                60608
   CHICAGO, ILLINOIS                                 (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                               (312) 762-2121

                                RYERSON TULL
                          1996 INCENTIVE STOCK PLAN
                          (FULL TITLE OF THE PLAN)

                             CHARLES B. SALOWITZ
                                  SECRETARY
                            30 WEST MONROE STREET
                           CHICAGO, ILLINOIS 60603
                               (312) 346-0300
                             (AGENT FOR SERVICE)
                             ___________________

                       CALCULATION OF REGISTRATION FEE


- -------------------------------------------------------------------------------------------------------------
                                                        Proposed            Proposed
                                                         Maximum             Maximum
   Title of Securities to be       Amount to be       Offering Price        Aggregate          Amount of
          Registered                Registered          Per Share*       Offering Price*   Registration Fee
- -------------------------------------------------------------------------------------------------------------
 Class A Common Stock, $1.00 par
 value, including preferred
 share purchase rights . . .    2,300,000 Shares          $16.00           $36,800,000         $12,689.66
- -------------------------------------------------------------------------------------------------------------

  *    Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange June 24, 1996.
================================================================================

                                   Part II


                           INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have heretofore been filed by Ryerson Tull, Inc. (the "Company" or "Registrant") with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The description of Class A Common Stock, $1.00 par value per share, and associated preferred share purchase rights, included in the Company's Registration Statements on Form 8-A filed with the Commission on May 24, 1996 (File No. 1-11767);

         (b) Prospectus dated June 20, 1996 filed with the Commission under Rule 424(b)(4) (File No. 333-3229).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of the shares of Common Stock registered hereunder will be passed upon for the Company by George A. Ranney, Jr., the Vice President and General Counsel of Inland Steel Industries, Inc. ("ISI"), the majority stockholder of the Company. Mr. Ranney is also a partner in the law firm of Mayer, Brown & Platt. As of June 1, 1996, Mr. Ranney owned 7,300 shares of ISI's common stock and also held options to purchase 48,000 shares of ISI's common stock, of which none are currently exercisable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         (a) The Delaware GCL (Section 145) (i) gives Delaware corporations broad power to indemnify their present and former directors, officers, employees and agents and those of affiliated corporations against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense of any lawsuit or proceeding to which they are made parties by reason of being or having been such directors, officers, employees or agents if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the corporation; (ii) gives corporations power to indemnify any person who was or is a party or is threatened to be made a party to a lawsuit or proceeding by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or an affiliated corporation against expenses (including attorneys' fees) actually and reasonable incurred by such person in the defense or settlement of such action if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any action as to which such person shall have been adjudged to be liable to the corporation unless only to the extent that a court determines upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper; (iii) gives a director, officer, employee or agent who successfully defends an action the right to be so indemnified for expenses (including attorneys' fees) actually and reasonably incurred by such director, officer, employee or agent; and (iv) authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive to any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         (b) Article XI of the Registrant's Certificate of Incorporation and Article VI of the By-Laws of the Registrant provides for indemnification of directors, officers, employees and agents to the fullest extent not prohibited by law.

         (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Certificate of Incorporation provides that directors shall not be liable for monetary damages for breaches of their fiduciary duty as directors except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware GCL as the same exists or may be amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

A.  Rule 415 Offering.

         The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                               Provided, however, that paragraphs (A)(1)(i) and
                               (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.        Filings Incorporating Subsequent Exchange Act Documents by Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.        Indemnification of Directors and Officers.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's restated certificate of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 20, 1996.

                                                RYERSON TULL, INC.

                                     By /S/ Jay M. Gratz
                                        --------------------------------------
                                        Jay M. Gratz
                                        Vice President, Finance and Chief
                                             Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on June 20, 1996.

     Signature                                                     Title
     ---------                                                     -----
/S/ Neil S. Novich                                          President, Chief Executive Officer and Director
- ---------------------------------------------------
               Neil S. Novich


/S/ Jay M. Gratz                                            Vice President, Finance and Chief Financial
- ---------------------------------------------------         Officer
               Jay M. Gratz


/S/ Lily L. May                                             Controller
- ---------------------------------------------------
               Lily L. May


* Robert J. Darnall                                         Chairman of the Board
- ---------------------------------------------------
               Robert J. Darnall


* James A. Henderson                                        Director
- ---------------------------------------------------
               James A. Henderson


* Donald S. Perkins                                         Director
- ---------------------------------------------------
               Donald S. Perkins


* Jean-Pierre Rosso                                         Director
- ---------------------------------------------------
               Jean-Pierre Rosso


*By/S/ George A. Ranney, Jr.
   ------------------------------------------------
             George A. Ranney, Jr.
                Attorney-in-fact

                              INDEX TO EXHIBITS

Exhibit                                                                                     Sequential
Number     Description of Document                                                          Page Number
- ------     -----------------------                                                     ----------------
3.1        Restated Certificate of Incorporation of the Registrant
           (Incorporated by reference to Exhibit 3.1 to the Registrant's
           Registration Statement on Form S-1, File No. 333-3229)

3.2 Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on
           Form S-1, File No. 333-3229)

4 Ryerson Tull 1996 Incentive Stock Plan (Incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on
           Form S-1, File No. 333-3229)

5          Opinion of George A. Ranney, Jr. . . . . . . . . . . . . . . . .

23.1       Consent of Price Waterhouse LLP  . . . . . . . . . . . . . . . .

23.2 Consent of George A. Ranney, Jr. (included in his opinion filed as Exhibit 5 hereto)

24         Powers of Attorney . . . . . . . . . . . . . . . . . . . . . . .